    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2001

                                                     REGISTRATION NO. 333-
                                                                      333- 01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               SUNTRUST CAPITAL IV
         (Exact name of registrant as specified in its Trust Agreement)

               DELAWARE                                   58-6451112
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                    58-1575035
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                   Identification No.)

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7711
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                             RAYMOND D. FORTIN, ESQ.
                              SENIOR VICE PRESIDENT
                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7165
            (Name, address, including zip code, and telephone number,
                  including area code of agent of for service)

                                   COPIES TO:

      MARY A. BERNARD                             SUSAN J. SUTHERLAND
      KING & SPALDING                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
1185 AVENUE OF THE AMERICAS                        FOUR TIMES SQUARE
  NEW YORK, NEW YORK 10036                      NEW YORK, NEW YORK 10036
       (212) 556-2100                                (212) 735-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Reg. Nos. 333-46123; 46123-01 and 46123-02.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF ADDITIONAL REGISTRATION FEE

=========================================================================================================================
                                                                             PROPOSED          PROPOSED
                                                                          MAXIMUM OFFERING     MAXIMUM        AMOUNT OF
                                                           AMOUNT TO         PRICE PER         AGGREGATE     REGISTRATION
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     BE REGISTERED       SECURITY       OFFERING PRICE       FEE
-------------------------------------------------------------------------------------------------------------------------
Preferred Securities of SunTrust Capital IV...........        (1)               (2)              (1)            N/A
-------------------------------------------------------------------------------------------------------------------------
Guarantees by SunTrust Banks, Inc. of the
above-referenced Preferred Securities.................        (3)               (3)              (3)            N/A
-------------------------------------------------------------------------------------------------------------------------
Subordinated Debt Securities of SunTrust Banks, Inc...        (1)               (2)              (1)            N/A
-------------------------------------------------------------------------------------------------------------------------
Total.................................................   $50,000,000            N/A          $50,000,000      $12,500
=========================================================================================================================

(1) In no event will the aggregate initial offering price of the Preferred Securities of SunTrust Capital IV (the "Trust") issued under this registration statement exceed $50,000,000 exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities will be issued and sold by SunTrust Banks, Inc. ("SunTrust") to the Trust, which Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the Preferred Securities of the Trust upon a dissolution of the Trust and the distribution of the assets thereof.

(2) The proposed maximum offering price per unit will be determined in connection with the issuance of the securities registered hereunder.

(3) Includes the rights of holders of the Preferred Securities of the Trust under the Guarantees and certain back-up undertakings, comprising the obligations of SunTrust to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, the Trust (other than with respect to such Preferred Securities) and such obligations of SunTrust as set forth in the Amended and Restated Declaration of Trust of the Trust and the Indenture, in each case as further described in the Registration Statement. The Guarantee, when taken together with SunTrust's obligations under the Subordinated Debt Securities, the Indenture and the Amended and Restated Declaration of Trust of the Trust, will provide a full and unconditional guarantee on a subordinated basis by SunTrust of payments due on the Preferred Securities of the Trust. No separate consideration will be received for any Guarantee or such back-up obligations.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The registrants' Registration Statement on Form S-3 (Registration Nos. 333-46123, 46123-01 and 46123-02), declared effective on February 24, 1998, is incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

(A)      EXHIBITS

         All exhibits filed with the registrants' Registration Statement on Form S-3 (Registration Nos. 333-46123, 46123-01 and 46123-02), shall be deemed a part of this Registration Statement, except that the following additional exhibits are filed herewith:

EXHIBIT
NUMBER                     DESCRIPTION
--------                   -----------
5.1               Opinion of King & Spalding as to legality of the Subordinated Debt Securities and Preferred Securities
                  Guarantees to be issued by SunTrust (including the consent of such counsel).

5.2               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Preferred Securities to be issued by SunTrust Capital IV (including the consent of such counsel).

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of King & Spalding (included in Exhibit 5.1).

23.3              Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1              Power of Attorney (included on pages II-15 of the Registrants' Registration Statement on Form S-3
                  (Reg. Nos. 333-46123, 46123-01 and 46123-02) and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 12th day of October, 2001.


                                    SUNTRUST BANKS, INC.



                                    By:          /s/ Raymond D. Fortin
                                       ----------------------------------------
                                                   Raymond D. Fortin
                                                Senior Vice President and
                                                    General Counsel


                                    SUNTRUST CAPITAL IV



                                    By:        /s/ Raymond D. Fortin
                                       ----------------------------------------
                                                 Raymond D. Fortin
                                                  Regular Trustee

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities with SunTrust Banks, Inc. and on the date indicated.

                 SIGNATURE                                        TITLE                       DATE
                 ---------                                        -----                       ----

                     *                           Chairman of the Board, President,       October 12, 2001
--------------------------------------------   Chief Executive Officer and Director
             L. Phillip Humann


                     *                                   Vice Chairman and               October 12, 2001
--------------------------------------------           Chief Financial Officer
              John W. Spiegel


                     *                          Senior Vice President and Controller     October 12, 2001
--------------------------------------------        (Chief Accounting Officer)
           William P. O'Halloran


                     *                                        Director                   October 12, 2001
--------------------------------------------
              J. Hyatt Brown


                     *                                        Director                   October 12, 2001
--------------------------------------------
             Alston D. Correll


                                                              Director
--------------------------------------------
              Douglas N. Daft



                     *                                        Director                   October 12, 2001
--------------------------------------------
              A. W. Dahlberg


                                                              Director
--------------------------------------------
             Patricia C. First


                                                              Director
--------------------------------------------
            M. Douglas Ivestor


                     *                                        Director                   October 12, 2001
--------------------------------------------
       Summerfield K. Johnston, Jr.


                     *                                        Director                   October 12, 2001
--------------------------------------------
              David H. Hughes

                     *                                        Director                   October 12, 2001
--------------------------------------------
           Joseph L. Lanier, Jr.


                                                              Director
--------------------------------------------
             Frank E. McCarthy


                                                              Director
--------------------------------------------
           G. Gilmer Minor, III


                     *                                        Director                   October 12, 2001
--------------------------------------------
              Larry L. Prince


                     *                                        Director                   October 12, 2001
--------------------------------------------
            R. Randall Rollins


                                                              Director
--------------------------------------------
           Frank S. Royal, M.D.


                     *                                        Director                   October 12, 2001
--------------------------------------------
             James B. Williams


* By       /s/ Raymond D. Fortin
    ----------------------------------------
               Raymond D. Fortin
               Attorney-in-Fact